UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 1, 2007, West Marine, Inc. announced its consolidated financial results for the 13-week period (fourth quarter) ended December 30, 2006 and for the 52-week period ended December 30, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains disclosure of free cash flow, which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The press release contains disclosure regarding management’s uses for free cash flow, and a tabular reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable financial measure calculated and presented in accordance with GAAP, appears at the end of the press release.

The press release also contains disclosure of: (i) fiscal year 2006 pre-tax income and earnings per share (“EPS”) excluding restructuring costs, which are not measures of performance calculated in accordance with GAAP; and (ii) fiscal year 2005 restated pre-tax income and EPS excluding unusual items, which are not measures of performance calculated in accordance with GAAP. Fiscal year 2005 unusual items consisted of after-tax charges related to cancellation of certain software development projects, a reduction in inventory value, discontinuation of the use of an acquired trade name and the write-off of unamortized loan costs in connection with refinancing the related debt. The press release contains disclosure regarding management’s use for pre-tax income and EPS excluding certain items, and a tabular reconciliation of adjusted pre-tax income and adjusted EPS to pre-tax income and EPS, each calculated and presented in accordance with GAAP, appears at the end of the press release.

Free cash flow, adjusted pre-tax income and adjusted EPS should not be considered as alternatives to GAAP net income (loss) as indicators of West Marine’s financial performance. Free cash flow should not be considered an alternative to net cash provided by operating activities as a measure of liquidity. Each of these non-GAAP financial measures may not be comparable to similar measures used by other companies.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if West Marine specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit:

99.1	Press Release dated March 1, 2007 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: March 1, 2007	By:	/s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and
Chief Financial Officer